UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2009

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On March 3, 2009, AECOM Technology Corporation (the “Company”) conducted a public offering of 4,000,000 shares of its common stock at a price per share of $20.20, for gross proceeds of approximately $80.8 million.

The Company estimates net proceeds from the offering to be approximately $79.6 million after deducting underwriting discounts and the estimated costs associated with the offering. The Company has granted the underwriters an option to purchase up to an additional 600,000 shares to cover over-allotments, if any.

In connection with this offering, the Company, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. have entered into an Underwriting Agreement, a copy of which is filed as Exhibit 10.1 to this current report and is incorporated by reference into this report.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: March 4, 2009	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP.
99.1	Underwriting Agreement, dated March 3, 2009.